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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM 8-K

                                 Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2000


                       GULF STATES STEEL, INC. OF ALABAMA
                       ----------------------------------
                   (Debtor-in-Possession as of July 1, 1999)
             (Exact name of registrant as specified in its charter)

Alabama                                             63-114 1013
-------                                             -----------
(State or other jurisdiction of incorporation       (I.R.S. Employer
or organization)                                    Identification No.)

174 South 26th Street
Gadsden, Alabama                                    35904-1935
----------------                                    ----------
(Address of principal executive offices)            (Zip Code)

                                 (256) 543-6100
                                 --------------
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS
         ------------

     The lenders under the Registrant's debtor-in-possession credit facility and term loan have agreed to a three month extension of the maturity date of the loans to September 30, 2000. The extension of the maturity date is conditioned upon the payment of certain fees by the Registrant and Bankruptcy Court approval.

     The Registrant announced that it is implementing a restructuring program involving major cost reduction measures and a revised capital spending plan. As a first step, the Registrant has laid off 66 salaried and 55 hourly workers.
The Registrant is currently evaluating additional cost reduction measures and such measures will be implemented in the future.

     The Registrant has been advised that a decision on its application for a federal guarantee under the Emergency Steel Loan Guarantee Act of 1999 has been postponed for up to 45 days to enable the Registrant to supplement and amend its guarantee application. The Emergency Steel Loan Guarantee Board will not act on the Registrant's application for an additional 45 days thereafter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

(c)      EXHIBITS.

99.1     The Registrant's Press Release dated June 30, 2000 (filed herewith).
99.2     The Registrant's Press Release dated July 7, 2000 (filed herewith).
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              GULF STATES STEEL, INC. OF ALABAMA
                              ----------------------------------
                              (Registrant)

                              /s/ James Grimm
                              ---------------
                              James Grimm, Senior Vice President and Chief
                              Financial Officer
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                                 EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

99.1              The Registrant's Press Release dated June 30, 2000.
99.2              The Registrant's Press Release dated July 7, 2000.